Exhibit 1.1
                                                  Form of Underwriting Agreement


                                  U.S. $[____]

                         ME PORTFOLIO MANAGEMENT LIMITED

                           SMHL GLOBAL FUND [   ]-[ ]

          U.S. $[____] Class A[ ] Mortgage Backed Floating Rate Notes,

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                                   [____], 20[ ]

 [Underwriter]
 As Representative of the Several Underwriters
 [Address]

Dear Sirs:

1. Introductory. Perpetual Limited (ABN 86 000 431 827), a corporation duly incorporated and existing under the Corporations Act 2001 (Cth) of the Commonwealth of Australia ("PERPETUAL"), in its capacity as trustee of the SMHL
Global Fund [   ]-[ ] (the "FUND", and Perpetual in that capacity being the
"ISSUER TRUSTEE") acting at the direction of ME Portfolio Management Limited (ABN 79 005 964 134), as manager of the Fund (the "MANAGER") proposes to sell to the several Underwriters listed in Schedule I hereto (the "UNDERWRITERS"), for whom [______] is acting as representative (the "REPRESENTATIVE"), U.S.$ [_____] principal amount of Class A[ ] Mortgage Backed Floating Rate Notes (the "CLASS A[ ] NOTES") issued by the Issuer Trustee. Each Note will be secured by the assets of the Fund. The Issuer Trustee also proposes to issue [(euro)[_____] principal amount of Class A[ ] Mortgage Backed Floating Rate Notes (the "CLASS A[ ] NOTES" and, together with the Class A[ ] Notes, the "CLASS A OFFERED NOTES"),] [A$[_____] principal amount of Class A[ ] Mortgage Backed Floating Rate Notes (the "CLASS A[ ] NOTES" and, together with the Class A Offered Notes, the "CLASS A NOTES")] [and] A$[_____] principal amount of Class B Mortgage Backed Floating Rate Notes (the "CLASS B NOTES" and, together with the Class A Notes, the "NOTES") which are not being sold to the Underwriters pursuant to this Underwriting Agreement (this "AGREEMENT"). The assets of the Fund include, among other things, a pool of variable and fixed rate residential housing loans (the "HOUSING LOANS") initially originated by Members Equity Bank Pty Limited (formerly known as Members Equity Pty Limited) (ABN 56 070 887 679) ("MEMBERS EQUITY") for Superannuation Members Home Loans Origination Fund No. 3 (the "ORIGINATION FUND") [and prior to the Closing Date (as defined herein) held by Superannuation Members Home Loans Warehousing Trust 2004-1 (the "WAREHOUSING TRUST")], including all monies at any time paid or payable thereon or in respect thereof, after the close of business [_____], 20[ ] (the "CUT-OFF DATE"), with respect to payments of principal and after the Closing Date (as defined herein) with respect to payments of interest, rights under certain mortgage insurance policies with respect to the Housing Loans,

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rights under the Mortgages with respect to the Housing Loans, the amounts on deposit in the Collection Account, amounts available under the Payment Funding Facility, the Redraw Funding Facility, the Top-up Funding Facility and the rights of the Issuer Trustee under the Basic Documents (other than rights it holds personally). The Fund [is] [will be] established pursuant to the Master Trust Deed between the Manager and Perpetual dated July 4, 1994 as amended and restated (the "MASTER TRUST DEED") and a Notice of Creation of a Securitisation Fund between the Manager and Issuer Trustee, dated [_____], 20[ ] (the "NOTICE OF CREATION"), which sets forth specific provisions regarding the Fund. A Supplementary Bond Terms Notice - Class A Notes and Class B Notes, to be dated on or about [_____], 20[ ] (the "SUPPLEMENTARY BOND TERMS NOTICE - CLASS A NOTES AND CLASS B NOTES"), between the Issuer Trustee, the Security Trustee, the Note Trustee and the Manager, will set forth the terms and conditions of the Notes. The Note Trust Deed, to be dated on or about [_____], 20[ ] (the "NOTE TRUST DEED") by and among the Issuer Trustee, the Manager, AIB/BNY Fund Management (Ireland) Limited (the "IRISH PAYING AGENT"), the Security Trustee and The Bank of New York (the "NOTE TRUSTEE") provides for the issuance and registration of the Class A Offered Notes in accordance with the terms and conditions attached thereto. Members Equity will act as mortgage manager (the "MORTGAGE MANAGER") of the Housing Loans. The Manager and Members Equity are each a "MEMBERS EQUITY PARTY" and, collectively, are referred to herein as the "MEMBERS EQUITY PARTIES."

         The Manager has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "SECURITIES ACT"), a Registration Statement (as defined below), including a prospectus, relating to the Class A[ ] Notes. The United States Securities Exchange Act of 1934, as amended, is herein referred to as the "EXCHANGE ACT".

         At or prior to the time when sales of the Class A[ ] Notes were first
made to investors by the several Underwriters, which was approximately [   ]
[A.M.] [P.M.] on [_____], 20[ ] (the "TIME OF SALE"), the Manager had prepared and filed with the Commission in accordance with the provisions of the Securities Act the following information (collectively, the "TIME OF SALE INFORMATION"): the initial preliminary prospectus supplement dated [_____], 20[ ], [as amended and restated in its entirety by the [preliminary prospectus supplement] dated [_____], 20[ ]] relating to the Notes and containing all information to be included in the Final Prospectus (as defined below) other than final pricing spreads and certain pricing information and accompanied by the base prospectus dated [_____], 20[ ] (together, along with information referred to under the caption "Description of the Pool of Housing Loans--Static Pool Information" in such preliminary prospectus supplement regardless of whether it is deemed a part of the Registration Statement (as defined below) or Final Prospectus, the "PRELIMINARY PROSPECTUS"). If, subsequent to the Time of Sale and prior to the Closing Date, the Manager wishes to convey additional or changed information in order to make the Time of Sale Information, in the light of the circumstances under which statements in the Time of Sale Information were made, not misleading, and as a result investors in the Class A[ ] Notes elect to terminate their old "CONTRACTS OF SALE" (within the meaning of Rule 159 under the Securities Act) for any Class A[ ] Notes and enter into new Contracts of Sale with the Underwriters, then "TIME OF SALE INFORMATION" will refer to the information conveyed to investors at the time of entry into the first such new Contract of Sale, in an amended Preliminary Prospectus approved by the Manager

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and the Representative that corrects such material misstatements or omissions (a
"CORRECTED PROSPECTUS") and "TIME OF SALE" will refer to the time and date on which the first such new Contract of Sale was entered into.

         When used in this Agreement, "BASIC DOCUMENTS" shall mean each of the Master Trust Deed, the Supplementary Bond Terms Notice - Class A Notes and Class B Notes, the Mortgage Origination and Management Agreement, the Notes, the Security Trust Deed, the Note Trust Deed, the Fixed-Floating Rate Swap, the Currency Swap(s), the Redraw Funding Facility, the Top-Up Funding Facility, the Payment Funding Facility, the Supplementary Bond Terms Notice - Liquidity Notes and the Notice of Creation of a Securitisation Fund. To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Prospectus (as defined hereinafter).

         In this Agreement, a reference to the Issuer Trustee is a reference to the Issuer Trustee in its capacity as trustee of the Fund only, and in no other capacity. Any reference to the assets, business, property or undertaking of the Issuer Trustee is a reference to the Issuer Trustee in that capacity only.

         The Members Equity Parties and Perpetual, in its individual capacity and as the Issuer Trustee, as the context requires, hereby agree with the several Underwriters named on Schedule I as follows:

2. Representations and Warranties of Perpetual and the Members Equity Parties.

I. The Issuer Trustee or Perpetual, as the context requires, represents and warrants to each Underwriter that:

         (a) Since the respective dates as of which information is provided in the Prospectus, there has been no material adverse change or any development involving a prospective material adverse change in or affecting the general affairs, business prospects, management or results of operations, condition (financial or otherwise) of Perpetual or the Fund, except as disclosed in the Prospectus, which is material in the context of the Issuer Trustee's performance of its obligations and duties under the Class A[ ] Notes and each Basic Document to which it is or is to be a party.

         (b) Perpetual is a corporation duly incorporated and validly existing under the Corporations Act 2001 (Cth) of the Commonwealth of Australia with the power and authority (corporate and otherwise) to conduct its business as described in the Prospectus, to issue the Class A[ ] Notes and to enter into and perform the Issuer Trustee's obligations under this Agreement and the Basic Documents, and Perpetual has been duly qualified for the transaction of business and is in good standing under the laws of each jurisdiction in which it conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the transactions contemplated herein or in the Basic Documents.

         (c) This Agreement has been duly authorized, executed and delivered by Perpetual.

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         (d) The Class A[ ] Notes have been duly authorized by Perpetual, and, when issued the Class A[ ] Notes will have been delivered and paid for pursuant to this Agreement (and duly authenticated by the Principal Paying Agent), they will constitute valid and binding obligations of the Issuer Trustee, entitled to the benefits provided by the Note Trust Deed and the Security Trust Deed, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

         (e) The execution, delivery and performance by Perpetual of each of the Basic Documents to which it either is a party or is to be a party and this Agreement has been duly authorized by Perpetual, and, when executed and delivered by it and each of the other parties thereto, each of the Basic Documents to which it is a party and this Agreement will constitute a legal, valid and binding obligation of the Issuer Trustee, enforceable against it in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

         (f) Perpetual is not, nor with the giving of notice or lapse of time or both would be, in violation of or in default under: (i) its constitution or (ii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuer Trustee is either a party or by which the Issuer Trustee or any of the Issuer Trustee's properties is bound, except in the case of sub-clause (ii) above for violations and defaults which individually and in the aggregate would not have a material adverse effect on the transactions contemplated herein or in the Basic Documents; the issue and sale of the Class A[ ] Notes and the performance by the Issuer Trustee of all of the provisions of its obligations under the Class A[ ] Notes, the Basic Documents and this Agreement and the consummation of the transactions herein and therein contemplated will not (A) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which the Issuer Trustee is bound or to which any of the Issuer Trustee's property or assets is subject, (B) result in any violation of the provisions of Perpetual's constitution, (C) result in any violation of any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuer Trustee or any of the Issuer Trustee's properties or (D) result in the creation or imposition of any lien or encumbrance upon any of the Issuer Trustee's property pursuant to the terms of any indenture, mortgage, contract or other instrument other than pursuant to the Basic Documents, which, in the case of clauses (A), (C) and (D) above, would have a material adverse effect on the transactions contemplated herein or in the Basic Documents; and, to the knowledge of the Issuer Trustee no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body in Australia is required for the issue and sale of the Class A[ ] Notes or the consummation by the Issuer Trustee of the transactions contemplated by this Agreement or the Basic Documents, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act and as may be required under state securities or "Blue

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         Sky" laws in connection with the purchase and distribution of the Class
         A[ ] Notes by the Underwriters and the registration of the charge created by the Security Trust Deed with the Australian Securities and Investments Commission.

         (g) Except as disclosed in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Issuer Trustee, threatened against or affecting the Issuer Trustee or the Fund, or to which the Issuer Trustee is or may be a party or to which the Issuer Trustee or any property of the Fund is or may be the subject: (i) asserting the invalidity of this Agreement or of any of the Basic Documents, (ii) seeking to prevent the issuance of the Class A[ ] Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents by the Issuer Trustee, (iii) that could materially adversely affect the U.S. or Australian Federal or state income, excise, franchise or similar tax attributes of the Class A[ ] Notes, (iv) that could materially and adversely affect the Issuer Trustee's performance of its obligations under, or the validity or enforceability against the Issuer Trustee of, this Agreement or any of the Basic Documents or (v) which could individually or in the aggregate have a material adverse effect on the interests of any of the holders of any of the Class A[ ] Notes.

         (h) The representations and warranties of the Issuer Trustee contained in the Basic Documents are true and correct in all material respects.

         (i) The Issuer Trustee has not done or omitted to do anything that might reduce, limit or otherwise adversely affect the right of the Issuer Trustee to be indemnified from the assets of the Fund under clause 26 of the Master Trust Deed.

         (j) Perpetual has not taken any corporate action and (to its knowledge and belief having made reasonable inquiry and investigation) no legal proceedings have been started or threatened against it for its winding-up, dissolution or reorganization or for the appointment of a receiver, receiver and manager, administrator, provisional liquidator or similar officer of it or of any or all of its personal assets.

         (k) Subject to compliance with Section 128FA of the Income Tax Assessment Act (1936) (the "TAX ACT") and compliance by the Underwriters with Section 10(b) hereto, no ad valorem stamp or other duty is assessable or payable in, and no withholding or deduction for any taxes, duties, assessments or governmental charges of whatever nature is imposed or made for or on account of any income, registration, transfer or turnover taxes, customs or other duties or taxes of any kind, levied, collected, withheld or assessed by or within, the Commonwealth of Australia or any sub-division of or authority therein or thereof having power to tax in such jurisdiction, in connection with (i) the authorization, execution, delivery or performance of this Agreement or any of the Basic Documents to which the Issuer Trustee is or is to be a party, or (ii) the authorization, execution, issuance, sale or delivery of the Notes, or (iii) the sale and delivery of the Notes by the Underwriters contemplated by this Agreement.

         (l) The Class A[ ] Notes and the obligations of the Issuer Trustee under the Note Trust Deed will be secured (pursuant to the Security Trust Deed) by a first floating charge over

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         the assets of the Fund, subject to the Prior Interest (as defined in the Security Trust Deed).

         (m) No event has occurred or circumstances arisen which, had the Class A[ ] Notes already been issued, would (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement) obligate it to retire as Issuer Trustee or constitute a Trustee's Default (as defined in the Master Trust Deed).

II. The Members Equity Parties, jointly and severally, represent and warrant to each Underwriter and the Issuer Trustee that:

         (a) The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Manager makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in the last sentence of Section 7(c)).

         (b) The Class A[ ] Notes are "asset backed securities" within the meaning of the Securities Act, and all conditions requisite to the use of Form S-3 and the Prospectus under the Securities Act for the offering of the Class A[ ] Notes have been satisfied.

         (c) Except as described in the Prospectus, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting (i) the general affairs, business, management, financial position, properties, stockholders' equity or results of operations of any Members Equity Party, (ii) their general affairs, business, condition (financial or otherwise) taken as a whole, or (iii) the assets of the Fund.

         (d) Each Members Equity Party is a corporation duly incorporated and validly existing under the Corporations Act 2001 (Cth) of the Commonwealth of Australia; each Members Equity Party has the power and authority (corporate and otherwise) to own its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Basic Documents to which it is a party and carry out the transactions contemplated by this Agreement and such Basic Documents; each Members Equity Party has been duly qualified or licensed for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification or licensing, other than where the failure to be so qualified or licensed or in good standing would not have a material adverse effect on the transactions contemplated herein or in the Basic Documents.

         (e) This Agreement has been duly authorized, executed and delivered by each of the Members Equity Parties.

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         (f) The Basic Documents to which any Members Equity Party is or is to be a party have been duly authorized by the applicable Members Equity Party, and, upon effectiveness of the Registration Statement, the Note Trust Deed will have been duly qualified under the Trust Indenture Act and, when executed and delivered by each Members Equity Party which is a party thereto and each of the other parties thereto, each of the Basic Documents to which any Members Equity Party is a party and this Agreement will constitute a legal, valid and binding obligation of each such Members Equity Party, enforceable against each such Members Equity Party in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors' rights generally and to general equitable principles; and the Class A[ ] Notes and the Basic Documents each will conform to the descriptions thereof in the Prospectus.

         (g) Neither Members Equity Party is, nor with the giving of notice, or lapse of time or both would be, in violation of or in default under,
         (i) its constitution or (ii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it or any of its properties is bound, except in the case of sub-clause (ii) above for violations and defaults which individually and in the aggregate would not have a material adverse effect on the transactions contemplated herein or in the Basic Documents; the issue and sale of the Class A[ ] Notes and the performance by each Members Equity Party of all of the provisions of its obligations under the Class A[ ] Notes, the Basic Documents and this Agreement and the consummation of the transactions herein and therein contemplated will not (A) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which either Members Equity Party is a party or by which either Members Equity Party is bound or to which any of the property or assets of either Members Equity Party is subject, (B) result in any violation of the provisions of the constitution of either Members Equity Party, (C) result in any violation of any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over either Members Equity Party, or any of its properties, or (D) result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract, or other instrument other than pursuant to the Basic Documents, which, in the case of clauses (A), (C) and (D) above, would have a material adverse effect on the transactions contemplated herein or in the Basic Documents; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Class A[ ] Notes or the consummation by either Members Equity Party of the transactions contemplated by this Agreement or the Basic Documents, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act, the Trust Indenture Act and as may be required under state securities or "Blue Sky" laws in connection with the purchase and distribution of the Class A[ ] Notes by the Underwriters and the registration of the charge created by the Security Trust Deed with the Australian Securities and Investments Commission.

         (h) Except as disclosed in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of either

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         Members Equity Party, threatened against or affecting either Members
         Equity Party or its properties, the Issuer Trustee in its capacity as trustee of the Fund or the Fund's assets or, to which either Members Equity Party or the Issuer Trustee in its capacity as trustee of the Fund is a party or to which either Members Equity Party, the Issuer Trustee in its capacity as trustee of the Fund or any property of either Members Equity Party or the Issuer Trustee in its capacity as trustee of the Fund is the subject: (i) asserting the invalidity of this Agreement or of any of the Basic Documents, (ii) seeking to prevent the issuance of the Class A[ ] Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (iii) that could materially adversely affect the U.S. or Australian Federal or state income, excise, franchise or similar tax attributes of the Class A[ ] Notes, (iv) that could materially and adversely affect either Members Equity Party's performance of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents or (v) which could individually or in the aggregate have a material adverse effect on the interests of any of the holders of any of the Class A[ ] Notes or the marketability of the Class A[ ] Notes.

         (i) There are no statutes, regulations, contracts or other documents that are required to be filed with the Commission as an exhibit to the Registration Statement, or required to be described in the Registration Statement or the Prospectus, which have not been filed with the Commission or described as required.

         (j) The representations and warranties of each Members Equity Party contained in the Basic Documents (other than the representations and warranties regarding the Housing Loans made by the Mortgage Manager in the Mortgage Origination and Management Agreement) are true and correct in all material respects as of the date when made.

         (k) [__________________________] are independent public accountants with respect to each Members Equity Party within the meaning of the standards established by the American Institute of Certified Public Accountants.

         (l) Each Members Equity Party owns, possesses or has obtained all authorizations, licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to perform its obligations under this Agreement and the Basic Documents, and neither Members Equity Party has received any actual notice of any proceeding relating to revocation or modification of any such authorization, license, permit, certificate, consent, order, approval or other authorization; and each Members Equity Party is in compliance with all laws and regulations necessary for the performance of its obligations under this Agreement and the Basic Documents.

         (m) Neither Members Equity Party has taken any corporate action nor (to the best of its knowledge and belief having made reasonable inquiry and investigation) have other steps been taken nor legal proceedings been started or threatened against either Members Equity Party for its winding-up, dissolution or reorganization or for the appointment of a

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         receiver, receiver and manager, administrator, provisional liquidator or similar officer of it or of any or all of its assets.

         (n) Since [_____], 20[ ] there has been no material adverse change or any development involving a prospective material adverse change in the condition (financial or otherwise) of either of the Members Equity Parties.

         (o) Neither the Fund nor either of the Members Equity Parties is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under
         Section 3 of the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"); and neither the Fund nor either of the Members Equity Parties is and, after giving effect to the offering and sale of the Class A[ ] Notes and the application of the proceeds thereof as described in the Prospectus, neither will be an "investment company" as defined in the Investment Company Act.

III. The Manager represents and warrants to each Underwriter and the Issuer Trustee that:

         (a) A registration statement on Form S-3 (No. [_____]) (the "REGISTRATION STATEMENT"), including a prospectus, relating to the Class A[ ] Notes has been filed with the Commission and has become effective and is still effective as of the date hereof. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Manager, threatened by the Commission. A Preliminary Prospectus was filed with the Commission pursuant to Rule 424(b) ("RULE 424(B)") of the Securities Act and the rules and regulations thereunder (the "RULES AND REGULATIONS"). A final prospectus supplement dated the date hereof, containing the same information as the Preliminary Prospectus, but including the final pricing spreads and certain pricing information and accompanied by the base prospectus dated [_____], 20[ ] (together, along with information referred to under the caption "Description of the Pool of Housing Loans--Static Pool Information" in such final prospectus supplement regardless of whether it is deemed a part of the Registration Statement or final prospectus, the "FINAL PROSPECTUS", and together with the Preliminary Prospectus and any Corrected Prospectus, the "PROSPECTUS") will be filed with the Commission pursuant to Rule 424(b) within the time period required thereby. "REGISTRATION STATEMENT" as of any time means the Registration Statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and any information in a prospectus or prospectus supplement deemed or retroactively deemed to be a part thereof pursuant to Rule 430B ("RULE 430B") or 430C ("RULE 430C") under the Securities Act that has not been superseded or modified. "REGISTRATION Statement" without reference to a time means the Registration Statement as of the time of the first Time of Sale for the Class A[ ] Notes, which time shall be considered the "EFFECTIVE DATE" of the Registration Statement relating to the Class A[ ] Notes. For purposes of this definition, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Registration Statement as of the time specified in Rule 430B. Except as set forth on Schedule II hereof, no "issuer free writing prospectus," as defined in Rule 433 of the Rules and Regulations (utilizing for such purpose the guidance contained in footnote 271

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         of the Commission's Release No. 33-8591 (Securities Offering Reform)),
         relating to the Class A[ ] Notes has been or will be used by or on behalf of the Manager.

         (b) At the time the Registration Statement initially became effective, at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether by post-effective amendment, incorporated report or form of prospectus) and on the Effective Date relating to the Class A[ ] Notes, the Registration Statement conformed and will conform in all respects to the requirements of the Securities Act, the Trust Indenture Act of 1939 ("TRUST INDENTURE ACT") and the rules and regulations of the Commission ("RULES AND REGULATIONS") and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. As of the date hereof, each of the Registration Statement and the Prospectus conforms, and as of the Closing Date each of the Registration Statement and the Prospectus will conform, in all respects to the requirements of the Securities Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon Underwriter Information, as defined in the last sentence of
         Section 7(c), furnished to the Manager by any Underwriter through the Representative specifically for use therein.

         (c) As of the Time of Sale, neither the Preliminary Prospectus nor any documents listed or disclosures identified on Schedule II attached hereto, all considered together, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any prospectus included in the Registration Statement based upon Underwriter Information, as defined in the last sentence of Section 7(c), furnished to the Manager by any Underwriter through the Representative specifically for use therein.

         (d) The documents incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations thereunder; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations.

         (e) The Manager is not, and on the date on which the first bona fide offer of the Class A[ ] Notes is made, will not be an "ineligible issuer" as defined in Rule 405 under the Securities Act. The Manager has caused the Preliminary Prospectus to be filed with the Commission on [_____], 20[ ].

         (f) To the knowledge of the Manager, no event has occurred which would entitle either Members Equity Party to direct the Issuer Trustee to retire as trustee of the Fund under clause 18 of the Master Trust Deed.

         (g) No event has occurred or circumstances arisen which, had the Class A[ ] Notes already been issued, would (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement) constitute a Manager's Default (as defined in the Prospectus).

         (h) As of the Closing Date, the Issuer Trustee holds each related Housing Loan as trustee of the Fund.

         (i) Subject to Section 128FA of the Tax Act applying to exempt interest payable on the Class A[ ] Notes from Australia withholding tax, no stamp or other duty is assessable or payable in, and no withholding or deduction for any taxes, duties, assessments or governmental charges of whatever nature is imposed or made for or on account of any income, registration, transfer or turnover taxes, customs or other duties or taxes of any kind, levied, collected, withheld or assessed by or within, the Commonwealth of Australia or any sub-division of or authority therein or thereof having power to tax in such jurisdiction, in connection with the authorization, execution or delivery of the agreements to which it is to be a party or with the authorization, execution, issue, sale or delivery of the Class A[ ] Notes and the performance by each Members Equity Party of the Basic Documents to which it is or is to be a party and the Class A[ ] Notes.

3. Purchase, Sale and Delivery of Class A[ ] Notes. On the basis of the representations, warranties and agreements contained herein, but subject to the terms and conditions herein set forth, the Issuer Trustee, at the direction of the Manager, agrees to sell the Class A[ ] Notes to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Issuer Trustee at a purchase price of [100%] of the principal amount of the Class A[ ] Notes the principal amount of the Class A[ ] Notes set forth opposite the respective names of the Underwriters in Schedule I hereto.

         In consideration of the agreement by the Underwriters to subscribe and pay for the Class A[ ] Notes, the Manager agrees that the Underwriters shall be entitled to receive the commissions set forth opposite the respective names of the Underwriters in Schedule I hereto.

         The Underwriters shall severally and not jointly be responsible for certain out-of-pocket expenses incurred by the Members Equity Parties in connection with the offering of the Class A[ ] Notes, as shall be agreed to separately by the Underwriters and the Members Equity Parties (and such expenses may include a portion of the related attorneys' fees incurred by the Members Equity Parties).

         The Issuer Trustee will deliver against payment of the purchase price the Class A[ ] Notes in the form of one or more permanent global book-entry notes in definitive form (the "GLOBAL NOTES") deposited with the Note Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Notes will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Class A[ ] Notes shall be made by the Underwriters in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representative drawn to the order of [__________________________] (the "U.S.$ CURRENCY SWAP PROVIDER") at the office of [__________________________] not later than 10:00 A.M., New York City time, on [_____], 20[ ] or at such other time not later than seven full business days thereafter as CSS and the Manager determine, such time being herein referred to as the "CLOSING DATE," against delivery to the Note Trustee as custodian for DTC of the Global Notes representing all of the Class A[ ] Notes. The Global Notes will be made available for inspection at the above office at least 24 hours prior to the Closing Date.

4. Offering by Underwriters. The Manager and the Issuer Trustee understand that the several Underwriters propose to offer the Class A[ ] Notes for sale to the public as set forth in the Prospectus.

5. Certain Agreements of the Issuer Trustee and the Members Equity Parties.

I. The Members Equity Parties, jointly and severally, covenant and agree with the several Underwriters as follows:

         (a) The Manager shall file the Final Prospectus with the Commission pursuant to and in accordance with subparagraph (2) (or, if applicable and if consented to by the Representative, subparagraph (5)) of Rule 424(b) of the Securities Act no later than the second business day following the date it is first used. The Manager will advise the Representative promptly of any such filing pursuant to Rule 424(b).

         (b) The Manager shall file with the Commission the final pricing information, which may be posted on a Bloomberg screen or distributed via Bloomberg, as a free writing prospectus.

         (c) The Manager will advise the Representative promptly of any proposal to amend or supplement the Registration Statement as filed or any Prospectus and, subject to Section 5.I(d), will not effect such amendment or supplementation without the Representative's consent (which consent will not be unreasonably withheld); and the Manager will also advise the Representative promptly of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

         (d) If, at any time when a prospectus relating to the Class A[ ] Notes is required to be delivered under the Securities Act in connection with sales by any Underwriter or dealer, the Manager becomes aware of the occurrence of any event as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Manager will promptly notify the Representative of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representative's consent to, nor the Underwriters' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

         (e) [Reserved.]

         (f) The Manager will furnish to the Representative copies of each Registration Statement (three (3) of which will be signed and will include all exhibits), the Prospectus and all amendments and supplements to such documents, in each case in such reasonable quantities as the Representative requests. The Final Prospectus and any amendments or supplements thereto, shall be so furnished on or prior to 3:00 P.M., New York time, on or prior to, the later to occur of, the second business day following the execution and delivery of this Agreement or the date such Final Prospectus is first used, but in no event later than the day before the Closing Date. All other documents shall be so furnished as soon as available. The Manager will pay the expenses of printing and distributing to the Underwriters all such documents.

         (g) Prior to the Closing Date, the Manager will use its best efforts to arrange for the qualification of the Class A[ ] Notes for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representative designates and will use its best efforts to continue such qualifications in effect so long as required for the distribution, provided that the Manager will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such State.

         (h) So long as the Class A[ ] Notes are outstanding, the Manager will, upon request, furnish to the Representative (i) copies of any certificate, the annual statements of compliance and any other information or reports with respect to the Fund filed by the Manager with the Commission or furnished to the Issuer Trustee or the Note Trustee pursuant to the Basic Documents by first class mail as soon as practicable after such statements and reports are furnished to the Issuer Trustee or the Note Trustee, (ii) copies of each amendment to any of the Basic Documents, (iii) copies of all reports, statements or other communications furnished to holders of the Class A[ ] Notes, and copies of any reports, if any, furnished to or filed with the Commission or any governmental or regulatory authority or any national securities exchange, and (iv) from time to time such other information concerning the Fund or the Manager as the Representative may reasonably request.

         (i) So long as the Class A[ ] Notes are outstanding, the Manager will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

         (j) To the extent that the ratings provided with respect to the Class A[ ] Notes by the Rating Agencies are conditional upon the furnishing of documents or the taking of any other action by the Manager, the Manager shall use its best efforts to furnish such documents and take any other such action.

         (k) The Manager will assist the Representative in making arrangements with DTC, Euroclear and Clearstream, Luxembourg concerning the issue of the Class A[ ] Notes and related matters.

         (l) The Manager will not take, or cause to be taken, any action and will not knowingly permit any action to be taken which it knows or has reason to believe would result in the Class A[ ] Notes not being assigned the ratings referred to in Section 6(p) below.

         (m) Each Members Equity Party, jointly and severally, will pay all expenses (together with value added tax where applicable) incidental to the performance of the Members Equity Parties' obligations under this Agreement, any filing fees and other expenses (including fees and disbursements of issuers' counsel, but not Underwriters' counsel) incurred in connection with qualification of the Class A[ ] Notes for sale under the laws of such jurisdictions as the Representative designates and the printing of memoranda relating thereto, any fees charged by the independent accountants, any fees charged by the rating agencies for the rating of the Class A[ ] Notes and expenses incurred in distributing the Prospectus (including any amendments and supplements thereto) to the Underwriters.

         (n) The Manager will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and initial sale of the Class A[ ] Notes and on the execution and delivery of this Agreement. All payments to be made by the Members Equity Parties hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Members Equity Parties are compelled by law to deduct or withhold such taxes, duties or charges. In that event, the applicable Members Equity Party shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

         (o) For a period from the date of this Agreement to the Closing Date, neither the Manager nor Members Equity will offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to asset-backed securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representative (which consent will not be unreasonably withheld) for a period beginning at the date of this Agreement and ending at the later of the Closing Date or the lifting of trading restrictions by the Representative.

II. The Issuer Trustee covenants and agrees with the several Underwriters as follows:

         (a) The Issuer Trustee will use the net proceeds received by the Issuer Trustee from the sale of the Class A[ ] Notes pursuant to this Agreement in the manner specified in the prospectus supplement of the Prospectus under the caption "Use of Proceeds".

         (b) The Issuer Trustee will pay any stamp duty or other issue, transaction, value added goods and services or similar tax, fee or duty (including court fees) in relation to the execution of, or any transaction carried out pursuant to, the Basic Documents or in connection with the issue and distribution of the Class A[ ] Notes or the enforcement or delivery of this Agreement.

         (c) The Issuer Trustee will use all reasonable efforts to procure satisfaction on or before the Closing Date of the conditions referred to in Section 6 below and, in particular the Issuer Trustee shall execute those of the Basic Documents required to be executed by the Issuer Trustee not executed on the date hereof on or before the Closing Date.

         (d) The Issuer Trustee will ensure that the Security Trustee will procure or cause to be procured that the charges created by or contained in the Security Trust Deed are registered within all applicable time limits in all appropriate registers in Australia.

         (e) The Issuer Trustee will perform all its obligations under, and subject to, each of the Basic Documents to which it is a party which are required to be performed prior to or simultaneously with closing on the Closing Date.

         (f) The Issuer Trustee will not take, or cause to be taken, any action and will not knowingly permit any action to be taken which it knows or has reason to believe would result in the Class A[ ] Notes not being assigned the ratings referred to in Section 6(p) below.

         (g) The Issuer Trustee will not prior to or on the Closing Date amend the terms of any Basic Document to which it is a party (except if such amendment does not affect the Fund) nor execute any of the Basic Documents to which it is a party other than in the agreed form without the consent of the Representative.

III. Each of the several Underwriters, for itself only, represents, warrants, covenants and agrees with the Issuer Trustee and the Members Equity Parties as follows:

         Other than the Preliminary Prospectus, the Final Prospectus and the information set forth in Schedule II hereof, such Underwriter has not conveyed and will not convey, without the Manager's prior written approval, to any potential investor in the Class A[ ] Notes (each a "POTENTIAL INVESTOR") any other written material of any kind relating to any "issuer information" as defined in Rule 433(h)(2) under the Securities Act (utilizing for such purpose the guidance contained in footnote 271 of the Commission's Release No. 33-8591 (Securities Offering Reform)), or the Class A[ ] Notes that would constitute (i) a "prospectus" or a "free writing prospectus," each as defined in the Securities Act and Rule 405 thereunder, as applicable, including, but not limited to any materials constituting a "road show" presentation to Potential Investors (other than use or transmission of such written or electronic materials as part of an actual road show where representatives from the Trust Manager are participants) or (ii) "ABS informational and computational materials" within the meaning of Item 1101(a) of Regulation AB promulgated by the Commission under the Securities Act and the Exchange Act (collectively, "PROHIBITED MATERIALS"); provided, however, that, in addition to the foregoing, such Underwriter may convey to one or more of its Potential Investors (i) information permitted in Rule 134 under the Securities Act or previously included in the Preliminary Prospectus and (ii) a free writing prospectus, as defined in Rule 405 under the Securities Act, containing only: (a) a column or other entry showing the status of the subscriptions for the Class A[ ] Notes (both for the issuance as a whole and for such Underwriter's specific retention) and confirmation information, (b) expected settlement date and expected and actual pricing parameters of the Class A[ ] Notes, (c) information relating to the class, size, rating, price, CUSIP, coupon, yield, spread, benchmark, status, expected final payment date, trade date, payment window and weighted average life of the Class A[ ] Notes, (d) expected maturities of Class A[ ] Notes and (e) the eligibility of the Class
         A[ ] Notes to be purchased by ERISA plans, provided that, in the case of clauses (i) and (ii), such information is posted on a Bloomberg screen or distributed via Bloomberg and will contain any required securities legends, and, in the case of clause (ii), other than the final pricing terms, which will be posted on a Bloomberg screen or distributed via Bloomberg, such free writing prospectus shall not contain information that would require filing pursuant to Rule 433 under the Securities Act.

         Each of the several Underwriters, for itself only, further agrees not to accept any offer to purchase Class A[ ] Notes from a Potential Investor prior to the delivery of the Preliminary Prospectus to such Potential Investor.

6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Class A[ ] Notes on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Members Equity Parties, Perpetual and the Issuer Trustee, as the context requires, herein, to the accuracy of the statements of officers of the Members Equity Parties and the Issuer Trustee made pursuant to the provisions hereof, to the performance of the Members Equity Parties and the Issuer Trustee of their obligations hereunder and to the following additional conditions precedent:

         (a) The Registration Statement shall have become effective, or if a post-effective amendment is required to be filed under the Securities Act, such post-effective amendment shall have become effective, not later than 5:00 P.M., New York City time, on the date hereof or on such later date to which you have consented; and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission. The Prospectus (including any amendment or supplement thereto) shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the applicable time period prescribed for such filings by the rules and regulations under the Securities Act and in accordance with Section 5.I.(a) hereof; and prior to the Closing Date the Manager shall have provided evidence satisfactory to the Representative of such timely filing, and all requests for additional information shall have been complied with to the satisfaction of the Representative.

         (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of any of the Members Equity Parties, Perpetual, the Issuer Trustee or any swap provider and their respective subsidiaries, in each case, taken as one enterprise, which, in the judgment of a majority in interest of the Underwriters including the Representative, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Class A[ ] Notes; (ii) any downgrading in the rating of any debt securities of any of the Manager, Members Equity, Perpetual, the Issuer Trustee or any swap provider by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of the Class A[ ] Notes or any debt securities of any of the Manager, Members Equity, Perpetual or the Issuer Trustee (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in United States, Australian or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters, including the Representative, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Class A[ ] Notes, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, the London Stock Exchange, the Irish Stock Exchange or any other exchange on which the Class A[ ] Notes are listed, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of any of the Manager, Members Equity, the Issuer Trustee or any swap provider on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal, New York, London, England or Australia authorities; or
         (vi) any outbreak or escalation of major hostilities or act of terrorism involving the United States, the United Kingdom or Australia, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters, including the Representative, the effect of any such outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Class A[ ] Notes.

         (c) The Representative shall have received a certificate, dated the Closing Date, of the managing director, director or any chief general manager of each Members Equity Party (as to paragraph (i) below only), of an authorized officer of each of the Issuer Trustee and Perpetual, as the context requires, and (as to paragraph (ii) below only) of an authorized officer of the Issuer Trustee in which such officers, to the best of their knowledge after reasonable investigation, shall state that: (i) the representations and warranties of such entity in this Agreement are true and correct; (ii) such entity has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; (iii) in the case of the Manager, no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and
         (iv) subsequent to the date of the most recent financial statements supplied by the Members Equity Parties to the Underwriters or the Representative on behalf of the Underwriters, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of such entity and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

         (d) Corrs Chambers Westgarth, Australian counsel for Members Equity and the Manager, shall have furnished to the Representative and addressed to the Underwriters their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters, a copy of which opinion is attached hereto as Exhibit A.

         (e) Corrs Chambers Westgarth, Australian tax counsel for Members Equity and the Manager, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters, a copy of which opinion is attached hereto as Exhibit B.

         (f) The Underwriters shall have received [three] letters, one dated [_____], 20[ ], [one dated [_____], 20[ ]] and one dated the date hereof, each in form and substance satisfactory to the Representative and their counsel, of [__________________________] confirming that they are independent public accountants within the standards established by the American Institute of Certified Public Accountants and the meaning of the Securities Act and the Rules and Regulations and stating to the effect that they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statement (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Members Equity Parties and their subsidiaries subject to the internal controls of such parties' accounting system or are derived directly from such records by analysis or computation or from the collateral tape containing the description of the Housing Loans) with the results obtained from inquiries, a reading of such general accounting records and collateral tape and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

         (g) Skadden, Arps, Slate, Meagher & Flom LLP, United States counsel for the Members Equity Parties, shall have furnished to the Representative and Perpetual their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, a copy of which is attached as Exhibit C-1 hereto, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

         (h) Skadden, Arps, Slate, Meagher & Flom LLP, United States federal income tax counsel for the Members Equity Parties, shall have furnished to the Representative and Perpetual their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative and their counsel to the effect that, as of the date of such opinion, the discussion set forth in the prospectus supplement of the Prospectus under the caption "Certain United States Federal Income Taxation Considerations", constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership, and disposition of the (Class A[ ] Notes that are anticipated to be material to U.S. Holders (as described in the prospectus supplement of the Prospectus under the caption "Certain United States Federal Income Tax Considerations") of the Class A[ ] Notes.

         (i) Skadden, Arps, Slate, Meagher & Flom LLP, United States counsel for the Members Equity Parties, shall have furnished to the Underwriters and Perpetual their written 10b-5 negative assurance letter, dated the Closing Date, in form and substance satisfactory to the Representative and their counsel, a copy of which is attached as Exhibit C-2 hereto, and such counsel shall have received such papers and information as they may reasonably request to enable them to provide such letter.

         (j) [__________________________], counsel for the Issuer Trustee, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters, a copy of which opinion is attached hereto as Exhibit D.

         (k) [__________________________], counsel for the Note Trustee, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters, a copy of which is attached hereto as Exhibit E.

         (l) Counsel to the U.S.$ Currency Swap Provider shall have furnished to the Representative and the Members Equity Parties its written opinion in form and substance satisfactory to the Representative, a copy of which opinion will be attached hereto as Exhibit F.

         (m) Counsel to [__________________________] (the "EURO CURRENCY SWAP
         PROVIDER") shall have furnished to the Representative and the Members Equity Parties its written opinion in form and substance satisfactory to the Representative, a copy of which opinion will be attached hereto as Exhibit G.

         (n) [__________________________], special United States counsel to the Representative and the Underwriters, shall have furnished to the Representative their written opinion, dated the Closing Date, with respect to the Registration Statement, the Prospectus and other related matters as the Representative may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

         (o) The Representative shall have received a letter or letters from each counsel delivering any written opinion to any Rating Agency in connection with the transaction described herein which is not otherwise described in this Agreement allowing the Representative to rely on such opinion as if it were addressed to the Representative.

         (p) At the Closing Date, the Class A[ ] Notes shall have been rated ["AAA"] by Standard & Poor's (Australia) Pty. Ltd. ("STANDARD & POOR'S"), ["Aaa"] by Moody's Investors Service Pty Limited ("MOODY'S") and ["AAA"] by

         Fitch Australia Pty Ltd ("FITCH" and together with Standard & Poor's and Moody's, the "RATING AGENCIES") as evidenced by letters from the Rating Agencies.

         (q) The execution and delivery by all parties thereto of the Basic Documents on or prior to the Closing Date.

         (r) [Each of the] [The] [Class A[ ] Notes,] [Class A[ ] Notes] [and] Class B Notes will have been validly issued by the Issuer Trustee upon the directions of the Manager on or prior to the Closing Date and are outstanding without any default thereon.

         (s) [Prior to the Closing Date, the Manager shall have submitted an application to list the Class A[ ] Notes [and the Class A[ ] Notes] on the Official List of the Irish Stock Exchange Limited and such application has not been rejected.]

         (t) [The Underwriters, through one or more of their respective affiliates, have purchased the Class A[ ] Notes pursuant to the Subscription Agreement, dated [_____], 20[ ], among the Issuer Trustee, the Manager and Members Equity and the Underwriters.]

         (u) On or prior to the Closing Date, the Members Equity Parties and the Issuer Trustee shall have furnished to the Representative such further certificates and documents as the Representative shall reasonably request.

7. Indemnification and Contribution.

(a) Each of the Members Equity Parties, jointly and severally, agrees to indemnify and hold harmless each Underwriter and the Issuer Trustee, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or the Issuer Trustee may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon
(i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or
(ii) any untrue statement or alleged untrue statement of any material fact contained in the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter and the Issuer Trustee for any legal or other expenses reasonably incurred by such Underwriter or the Issuer Trustee in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither of the Members Equity Parties will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to either of the Members Equity Parties by:
(i) any Underwriter, through the Representative, specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below or (ii) Perpetual, specifically for use therein, it being understood and agreed that the only such information furnished by Perpetual consists of the information described as such in subsection (b) below.

(b) Perpetual agrees to indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained (A) in any written information furnished to the Members Equity Parties by Perpetual for inclusion in the prospectus supplement of the Prospectus, or any amendment or supplement thereto, under the heading "The Issuer Trustee" and the base prospectus of the Prospectus under the headings "The Issuer Trustee, Members Equity Bank Pty Limited and ME Portfolio Management Limited--The Issuer Trustee", "Description of the Transaction Documents--The Security Trust Deed--Perpetual Trustee Company Limited" and "Description of the Transaction Documents--The Mortgage Origination and Management Agreement--Back Up Servicer--Perpetual Trustees Nominees Limited" or (B) in the corresponding sections of the Registration Statement (provided that the information in those sections has been reproduced in full, and is identical to, the information referred to in Section 7(b)(i)(A)) or (ii) the omission or alleged omission to state (A) in any written information furnished to the Members Equity Parties by Perpetual for inclusion in the prospectus supplement of the Prospectus, or any amendment or supplement thereto, under the heading "The Issuer Trustee" and the base prospectus of the Prospectus under the headings "The Issuer Trustee, Members Equity Bank Pty Limited and ME Portfolio Management Limited--The Issuer Trustee", "Description of the Transaction Documents--The Security Trust Deed--Perpetual Trustee Company Limited" and "Description of the Transaction Documents--The Mortgage Origination and Management Agreement--Back Up Servicer--Perpetual Trustees Nominees Limited" or (B) in the corresponding sections of the Registration Statement (provided that the information in those sections has been reproduced in full, and is identical to the information referred to in Section 7(b)(ii)(A)) a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

(c) Each Underwriter will severally and not jointly indemnify and hold harmless Members Equity, the Issuer Trustee and the Manager, their respective partners, their respective directors and their respective officers and each person, if any, who controls such company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i)
(A) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (B) any untrue statement or alleged untrue statement of any material fact contained the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Manager by such Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information furnished on behalf of each Underwriter: (x) in the prospectus supplement of the Final Prospectus, the concession and discount percentages appearing in the third paragraph under the caption "Plan of Distribution - Underwriting"; and (y) in the prospectus supplement of the Prospectus, the information contained in the sixth, eighth and ninth paragraphs under the caption "Plan of Distribution - Underwriting" (collectively, the "UNDERWRITER INFORMATION"); or (C) any information conveyed by an Underwriter to any potential investor without the written approval of the Manager or which does not comply with the provisions of Section 5.III of this Agreement (including but not limited to any Prohibited Materials or any other information which would be required by law to be filed with the Commission); or (ii) an Underwriter's breach of its obligations under Section 5.III of this Agreement, and will reimburse any legal or other expenses reasonably incurred by Members Equity, the Issuer Trustee or the Manager in connection with investigation or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Underwriters shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Manager's failure to perform its obligations under Section 5.I.(c) of this Agreement.

(d) Promptly after receipt by an indemnified party under this subsection (d) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or
(c) above, then each indemnifying
party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Members Equity Parties and the Issuer Trustee on the one hand and the Underwriters on the other from the offering of the Class A[ ] Notes or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Members Equity Parties and the Issuer Trustee on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Members Equity Parties and the Issuer Trustee on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Members Equity Parties and the Issuer Trustee bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Members Equity Parties and the Issuer Trustee or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Class A[ ] Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection
(e) to contribute are several in proportion to their respective underwriting obligations, and not joint.

(f) The obligations of the Members Equity Parties and the Issuer Trustee under this Section shall be in addition to any liability which the Members Equity Parties and the Issuer Trustee may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Members Equity Parties or the Issuer Trustee, to each officer of the Members Equity Parties or the Issuer Trustee who has signed the Registration Statement and to each person, if any, who controls the Members Equity Parties within the meaning of the Securities Act.

(g) To the extent that any payment of damages by Members Equity or the Manager pursuant to subsection 7(a) above is determined to be a payment of damages pursuant to paragraph 15 of Guidance Note AGN 120.3- "Purchase and Supply of Assets (including Securities issued by SPVs)", being a Guidance Note to Prudential Standard APS 120- "Funds Management and

Securitisation" or any successor thereto, such payment shall be subject to the terms therein (or the terms of any equivalent provision in any replacement of Prudential Standard APS 120-).

(h) The remedies provided in this Section 7, are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Class A[ ] Notes hereunder on the Closing Date and the aggregate principal amount of Class A[ ] Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Class A[ ] Notes that the Underwriters are obligated to purchase on such Closing Date, the Representative may make arrangements satisfactory to the Manager for the purchase of such Class A[ ] Notes by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Class A[ ] Notes that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate principal amount of Class A[ ] Notes with respect to which such default or defaults occur exceeds 10% of the total principal amount of Class
A[ ] Notes that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representative and the Manager for the purchase of such Class A[ ] Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Manager, except as provided in Section
9. As used in this Agreement, the term "UNDERWRITER" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Members Equity Parties, Perpetual, the Issuer Trustee or their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Members Equity Parties, Perpetual, the Issuer Trustee or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Class A[ ] Notes. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Class A[ ] Notes by the Underwriters is not consummated, each of the Members Equity Parties, jointly and severally, shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5, and the respective obligations of the Members Equity Parties, the Issuer Trustee and the Underwriters pursuant to Section 7 shall remain in effect, and if any Class A[ ] Notes have been purchased hereunder, the representations and warranties in
Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Class A[ ] Notes by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii),
(iv), (v) or (vi) of Section 6(b), the Members Equity Parties, jointly and severally, will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Class A[ ] Notes.

10. Selling Restrictions.

         (a) No offering circular, prospectus or other disclosure document in relation to any Class A[ ] Notes has been lodged with the Australian Securities and Investments Commission or the Australian Stock Exchange Limited. The Class A[ ] Notes may not, in connection with their initial distribution, be offered or sold, directly or indirectly, in the Commonwealth of Australia, its territories or possessions, or to any resident of Australia except by way of an offer or sale not required to be disclosed pursuant to Chapter 6D of the Corporations Act 2001 (Cth). Each Underwriter severally (but not jointly) represents and agrees that it:

                  (1) has not, directly or indirectly, offered for issue or sale or invited applications for the issue of or for offers to purchase nor has it sold, the Class A[ ] Notes;

                  (2) will not, directly or indirectly, offer for issue or sale or invite applications for the issue of or for offers to purchase nor will it sell the Class A[ ] Notes; and

                  (3) has not distributed and will not distribute any draft, preliminary or definitive offering circular, or any advertisement or other offering material,

in the Commonwealth of Australia, its territories or possessions ("AUSTRALIA"):

                  (1) unless the amount payable for the Class A[ ] Notes on acceptance of the offer by each offeree or invitee is a minimum amount of A$500,000 (or its equivalent in another currency) (disregarding amounts, if any, lent by ME Portfolio Management Limited or any other person offering the Class A[ ] Notes or other person offering the Class A[ ] Notes or any associate of them, which will also include for this purpose the Issuer Trustee) or the offer or invitation is otherwise an offer or invitation for which no disclosure is required to be made under Part 6D.2 of the Corporations Act 2001 (Cth) and the Corporations Regulations made under the Corporations Act 2001
                           (Cth); and

                  (2) unless the offer, invitation or distribution complies with all applicable laws, regulations and directives in relation to the offer, invitation or distribution and does not require any document to be lodged with the Australian Securities and Investments Commission.

         (b) In order for the issuance of the Class A[ ] Notes to be undertaken in accordance with the public offer test for the purpose of satisfying the exemption from interest withholding tax in section 128FA of the Income Tax Assessment Act 1936 (Cth), each Underwriter severally (but not jointly) represents and agrees that, in connection with the primary distribution of the Class A[ ] Notes, it will not sell any Class A[ ] Notes to any person if, at the time of such sale, the employees of the Underwriter aware of, or involved in, the sale know, or have reasonable grounds to suspect that, as a result of such sale, such Class A[ ] Notes or any interest in such Class A[ ] Notes were being, or would later be acquired (directly or indirectly) by an associate for the purposes of section 128FA(8) of the Income Tax Assessment Act 1936 (Cth) of the Issuer Trustee or Manager that is:

                  (1) a non-resident of Australia that does not acquire the Class A[ ] Notes in carrying on a business at or through a permanent establishment in Australia;

                  (2) a resident of Australia that acquires the Class A[ ] Notes in carrying on a business at or through a permanent establishment outside Australia; or

                  (3) notified on a list provided by the Manager and attached hereto as Appendix 1, which may be amended from time to time, by written notice to the Representative and the Underwriters,

other than in the capacity of a dealer, manager or underwriter in relation to the placement of the Class A[ ] Notes or in the capacity of a clearing house, custodian, funds manager or responsible entity of a registered scheme (where those terms have the same meaning as in section 128FA of the Income Tax Assessment Act 1936 (Cth)).

         (c) Each Underwriter severally (but not jointly) represents and agrees that it must offer the Class A[ ] Notes for which it subscribes for sale within 30 days of the issuance of those Class A[ ] Notes. Such offer must only be by one of the following means (or a combination thereof):

                  (1) as a result of negotiations being initiated publicly by the Underwriter in electronic form or in another form that is used by financial markets for dealing in instruments similar to the Class A[ ] Notes specifying in such offer the name of the issuer and the price at which the Class A[ ] Notes are offered for sale; or

                  (2) by the Underwriter offering those Class A[ ] Notes for sale to at least 10 persons, each of whom must be: (i) carrying on a business of providing finance, or investing or dealing in securities, in the course of operating in financial markets; and (ii) neither known nor suspected by the Underwriter to be an associate (within the meaning of section 128FA(8) of the Income Tax Assessment Act 1936 (Cth)) of any of the others; or

                  (3) by the Underwriter offering those Class A[ ] Notes for sale to at least 100 persons who it would be reasonable to regard as either having acquired instruments similar to the Class A[ ] Notes in the past or as likely to be interested in acquiring Class A[ ] Notes.

         (d) If requested in writing, each Underwriter will provide the Issuer Trustee (within five Business Days of the offer of such Class A[ ] Notes by it) a written statement, which sets out the details of the relevant offer.

         (e) Each Underwriter (severally, not jointly) agrees to co-operate with reasonable requests from the Issuer Trustee for information for the purposes of assisting the Issuer Trustee to demonstrate that the public offer test under section 128FA of the Tax Act has been satisfied, provided that no Underwriter shall be obliged to disclose the identity of the purchaser of any Note or any information from which such identity might/would be capable of being ascertained, or any information the disclosure of which would be contrary to or prohibited by any relevant law, regulation or directive.

         (f) Each Underwriter (severally and not jointly) represents and agrees that:

                  (1) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the "FSMA") received by it in connection with the issue or sale of any Class A[ ] Notes in circumstances in which section 21(1) of the FSMA does not apply to the Issuer Trustee; and

                  (2) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Class A[ ] Notes in, from or otherwise involving the United Kingdom.

         (g) Each Underwriter (severally and not jointly) agrees that such Underwriter will not distribute or circulate, whether directly or indirectly, the Prospectus in Singapore other than to:

                  (1) persons in Singapore under circumstances in which any offer or invitation to subscribe for or purchase, or sale of, Class A[ ] Notes does not constitute an offer, a subsequent offer, invitation or sale to the public in Singapore; or

                  (2) the public (including any person selected by reference to him being a member of the public, or any section of the public whether by selection as customers or in any other manner) or any person in Singapore pursuant to, and in accordance with the conditions of, an exemption within the ambit of Subdivision (4) of Division 1 to Part XIII of the Securities and Futures Act (Chapter 289) of Singapore to whom any Class A[ ] Notes may be offered or sold under such exemption.

         (h) Each Underwriter (severally and not jointly) represents and agrees that it has not offered or sold and will not offer or sell any Notes in Hong Kong, by means of any document, other than:

                  (1) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the "SFO") and any rules made under the SFO; or in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong (the "CO") or which do not constitute an offer to the public within the meaning of the CO; and

                  (2) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, any advertisement, invitation or document relating to the Class A[ ] Notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Class A[ ] Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the SFO and any rules made under the SFO.

         (i) In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a "RELEVANT MEMBER STATE"), each Underwriter (severally and not jointly) represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "RELEVANT IMPLEMENTATION DATE") it has not made and will not make an offer of Class A[ ] Notes to the public (where such Class A[ ] Notes have a minimum denomination less than (euro)50,000 (or its equivalent in any other currency) as at the date of issue of such Class A[ ] Notes) in that Relevant Member State prior to the publication of a prospectus in relation to the Class A[ ] Notes which has been approved by the competent authority in that Relevant Member State, or where appropriate, approved in another Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Class A[ ] Notes to the public in that Relevant Member State at any time:

                  (1) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

                  (2) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000; and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts;

                  (3) in any other circumstances which do not require publication by the Manager or the Issuer Trustee on behalf of the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

         For the purposes of this provision, the expression an "offer of Class A[ ] Notes to the public" in relation to any Class A[ ] Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Class A[ ] Notes to be offered so as to enable an investor to decide to purchase or subscribe to the Class A[ ] Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

         (j) Each Underwriter (severally and not jointly) acknowledges that no representation is made by the Issuer Trustee or any Members Equity Party that any action has been or will be taken in any jurisdiction outside the United States by the Issuer Trustee or any Underwriter that would permit a public offering of the Class A[ ] Notes, or possession or distribution of the Prospectus or any other offering material, in any country or jurisdiction where action for that purpose is required.

         (k) Each Underwriter (severally and not jointly) represents and agrees that the Class A[ ] Notes will not be offered or sold, directly or indirectly, and neither the Prospectus nor any form of application, advertisement or other material, may be distributed in or from or published in any country or jurisdiction, expect under circumstances that will result in compliance with all applicable laws and regulations, in all cases at its own expense.

11. Certain Matters Relating to the Issuer Trustee.

         (a) The Issuer Trustee enters into this Agreement and issues the Class A[ ] Notes only in its capacity as trustee of the Fund and in no other capacity. A liability incurred by the Issuer Trustee acting in its capacity as Issuer Trustee of the Fund arising under or in connection with this Agreement, the Class A[ ] Notes or the Fund is limited to and can be enforced against the Issuer Trustee only to the extent to which it can be satisfied out of assets and property of the Fund out of which the Issuer Trustee is actually indemnified for such liability. This limitation of the Issuer Trustee's liability applies despite any other provisions of this Agreement (other than Section 11(c)) and extends to all liabilities and obligations of the Issuer Trustee in any way connected with any representation, warranty, conduct, omission, agreement or Transaction related to this Agreement, the Class A[ ] Notes or the Fund.

         (b) Each Underwriter and each of the Members Equity Parties may not sue the Issuer Trustee in respect of liabilities incurred by the Issuer Trustee, acting in its capacity as Issuer Trustee of the Fund, in any capacity other than as trustee of the Fund including seeking the appointment of a receiver (except in relation to the assets of the Fund), or a liquidator, an administrator or any other similar person to the Issuer Trustee or prove in any liquidation, administration or arrangements of or affecting the Issuer Trustee (except in relation to the assets of the Fund).

         (c) The provisions of this Section 11 shall not apply to any obligation or liability of the Issuer Trustee to the extent that it is not satisfied because, under a Transaction Document (as defined in the Master Trust Deed) or by operation of law, there is a reduction in the extent of the Issuer Trustee's indemnification or exoneration out of the assets of the Fund as a result of the Issuer Trustee's fraud, negligence or willful default (as defined in the Security Trust Deed).

         (d) It is acknowledged that the Manager, the Mortgage Manager, the Security Trustee, the U.S.$ Currency Swap Provider, the Euro Currency Swap Provider, the Liquidity Facility Provider, the Payment Funding Facility Provider, the Redraw Funding Facility Provider, the Top-Up Funding Facility Provider, the Fixed-Floating Interest Rate Swap Providers, the Note Trustee, the Principal Paying Agent, the Class A Note Registrar and the Calculation Agent (each, a "RELEVANT PARTY") are responsible under the Transaction Documents (as defined in the Master Trust Deed) for performing a variety of obligations relating to the Fund. No act or omission of the Issuer Trustee (including any related failure to satisfy its obligations (including a breach of representation or warranty) under the Transaction Documents) will be considered fraud, negligence or willful default (as defined in the Security Trust Deed) of the Issuer Trustee for the purpose of this Agreement to the extent to which the act or omission was caused or contributed to by any failure by any Relevant Party (other than any person for whom the Issuer Trustee is responsible or liable for in accordance with any Transaction Document (as defined in the Master Trust Deed)) to fulfill its obligations relating to the Fund or by any other act or omission of a Relevant Party or by any other such person.

         (e) No attorney, agent, receiver or receiver and manager appointed in accordance with this Agreement has authority to act on behalf of the Issuer Trustee in a way which exposes the Issuer Trustee to any personal liability and no act or omission of any such person will be considered fraud, negligence or willful default (as defined in the Security Trust Deed) of the Issuer Trustee for the purpose of subsection (c) of this Section 11.

         (f) The Issuer Trustee is not obligated to do or refrain from doing anything under this Agreement (including incurring any liability) unless the Issuer Trustee's liability is limited in the same manner as set out in subsections (a) to (e) of this Section 11.

12. Consent to Jurisdiction; Appointment of Agent to Accept Service of Process. Each of the Members Equity Parties and the Issuer Trustee hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Members Equity Parties and the Issuer Trustee irrevocably appoints [_____________________________________________], as its authorized agent in the
Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to it by the person serving the same to the address provided in Section 17, shall be deemed in every respect effective service of process upon it in any such suit or proceeding. Each of the Members Equity Parties and the Issuer Trustee further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for so long as the Class A[ ] Notes remain outstanding.

13. Satisfaction of Obligations in United States Dollars. The obligation of any of the Members Equity Parties or the Issuer Trustee in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may, in accordance with normal banking procedures, purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, each of the Members Equity Parties and the Issuer Trustee agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss.

14. Foreign Taxes. All payments to be made by the Issuer Trustee and any Members Equity Party hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Issuer Trustee or such Members Equity Party, as applicable, is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Issuer Trustee or such Members Equity Party, as applicable, shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

15. Waiver of Immunities. To the extent that any of the Issuer Trustee and Members Equity Parties or any of their properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, each of the Issuer Trustee and the Members Equity Parties, as applicable, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

16. Judgment Currency. If any judgment or order in any legal proceeding against any of the Issuer Trustee and the Members Equity Parties is given or made for any amount due hereunder and such judgment or order is expressed and paid in a currency (the "JUDGMENT CURRENCY") other than United States dollars and there is any variation as between (i) the rate of exchange (the "JUDGMENT RATE") at which the United States dollar amount is converted into Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange (the "MARKET RATE") at which the person to whom such amounts is paid (the "PAYEE") is able to purchase United States dollars with the amount of the Judgment Currency actually received by the holder, then the difference, expressed in United States dollars, between such amount calculated at the Judgment Rate and such amount calculated at the Market Rate shall be indemnified (a) if negative, by the Issuer Trustee and the Members Equity Parties, as applicable, to the Payee and (b) if positive, by the Payee to the Issuer Trustee and the Members Equity Parties, as applicable. The foregoing indemnity shall constitute a separate and independent obligation of the Issuer Trustee, the Manager and Members Equity or the Payee, as the case may be, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "RATE OF EXCHANGE" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

17. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representative at [_____] Attention: [_____]; if sent to the Manager will be mailed, delivered or telegraphed and confirmed to the Manager at 360 Collins Street, Level 16, Melbourne, Victoria 3000, Australia (Facsimile No. 612-9605
6200), Attention: Manager Capital Markets; if sent to the Issuer Trustee, mailed, delivered or telegraphed and confirmed to the Issuer Trustee at Level 12, 123 Pitt Street, Sydney, New South Wales 2000, Australia (Facsimile No. 612-9221 7870), Attention: Manager Securitisation; and if sent to Members Equity, mailed, delivered or telegraphed and confirmed to Members Equity at 360 Collins Street, Level 16, Melbourne, Victoria 3000, Australia (Facsimile No. 613-9605 6200), Attention: Paul Garvey; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

18. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

19. Representation of Underwriters. The Representative will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

20. Absence of Fiduciary Relationship. Each of the Manager and the Issuer Trustee acknowledges and agrees that:

         (a) the Representative has been retained solely to act as underwriter in connection with the sale of the Class A[ ] Notes and that no fiduciary, advisory or agency relationship between either the Manager or the Issuer Trustee, on the one hand, and the Representative, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representative has advised or is advising the Manager and/or the Issuer Trustee on other matters;

         (b) the price of the Class A[ ] Notes set forth in this Agreement was established by the Representative and the Underwriters following discussions and arms-length negotiations with the Manager, and the Manager is capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

         (c) they have been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Manager and the Issuer Trustee and that the Representative has no obligation to disclose such interests and transactions to the Manager and the Issuer Trustee by virtue of any fiduciary, advisory or agency relationship; and

         (d) they jointly and severally waive, to the fullest extent permitted by law, any claims they may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representative shall have no liability (whether direct or indirect) to the Manager or the Issuer Trustee in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Manager and/or the Issuer Trustee, including stockholders, employees or creditors of the Manager or the Issuer Trustee.

21. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

22. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                            [signature pages follow]

         If the foregoing is in accordance with the Representative's understanding of our agreement, kindly sign and return to the undersigned the enclosed counterpart hereof, whereupon this Agreement will become a binding agreement by and among the parties listed below and the Underwriters in accordance with its terms.

                                               Very truly yours,

                                               ME PORTFOLIO MANAGEMENT LIMITED


                                               By:
                                                  ------------------------------
                                                        Name:
                                                        Title:

                                               PERPETUAL LIMITED


                                               By:
                                                    ----------------------------
                                                        Name:
                                                        Title:

                                               MEMBERS EQUITY BANK PTY LIMITED


                                               By:
                                                  ------------------------------
                                                        Name:
                                                        Title:

The foregoing Underwriting Agreement is
hereby confirmed and accepted as of the day first above written:

[__________________]

By:
     -----------------------------------
         Name:
         Title:

         Acting on behalf of itself
         and as the Representative
         of the several Underwriters

                                   SCHEDULE I
                                   ----------

                                        PRINCIPAL AMOUNT OF CLASS A[ ]
                 UNDERWRITER               NOTES TO BE PURCHASED
                 -----------               ---------------------
                   [_____]                        $[_____]

                   [_____]                        $[_____]

                   [_____]                        $[_____]

         Total.....................               $[_____]

                                  COMMISSIONS:

                        UNDERWRITING        SELLING        MANAGEMENT
       UNDERWRITER       COMMISSION       COMMISSION       COMMISSION
       -----------       ----------       ----------       ----------

         [_____]          $[_____]         $[_____]         $[_____]

         [_____]          $[_____]         $[_____]         $[_____]

         [_____]          $[_____]         $[_____]         $[_____]

       Total...........   $[_____]         $[_____]         $[_____]

                                   SCHEDULE II
                                   -----------

                    LIST OF ISSUER FREE-WRITING PROSPECTUSES

     o Final pricing information, as distributed via Bloomberg.

                                   SCHEDULE A

                           SMHL GLOBAL FUND [   ]-[ ]

   Form of Certificates pursuant to Section 6(c) of the Underwriting Agreement

           [OFFICER'S CERTIFICATE OF PERPETUAL AND THE ISSUER TRUSTEE]

Date: ____________, 20[ ]

[Underwriter]
As Representative of the Several Underwriters
[Address]

I, ________________, in my capacity as a __________________ of Perpetual Limited
("Perpetual"), hereby certify that, to the best of my knowledge after reasonable investigation:

      (i)   the representations and warranties of Perpetual and Perpetual, in
            its capacity as trustee of the SMHL Global Fund [   ]-[ ] (in such
            capacity, the "Issuer Trustee"), in the Underwriting Agreement dated [______], 20[ ] (the "Underwriting Agreement"), among [_____], as representative ("Representative") of the several Underwriters listed in Schedule I to that agreement (the "Underwriters"), ME Portfolio Management Limited, the Issuer Trustee and Members Equity Bank Pty Limited, are true and correct; and

      (ii) Perpetual and the Issuer Trustee have complied with all agreements and satisfied all conditions on its part to be performed or satisfied under the Underwriting Agreement.

Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.


                                         By:
                                             -----------------------------------
                                         Name:
                                         Title:

                     [OFFICER'S CERTIFICATE OF THE MANAGER]


Date: ____________, 20[  ]


[Underwriter]
As Representative of the Several Underwriters
[Address]

I, ________________, in my capacity as a __________________ of ME Portfolio
Management Limited (the "Manager"), hereby certify that, to the best of my knowledge after reasonable investigation:

      (i) the representations and warranties of the Manager in the Underwriting Agreement dated [______], 20[ ] (the "Underwriting Agreement"), among [_____], as representative ("Representative") of the several Underwriters listed in Schedule I to that agreement (the "Underwriters"), the Manager, Perpetual Limited, in its capacity as
            trustee of the SMHL Global Fund [   ]-[ ], and Members Equity Bank
            Pty Limited, are true and correct;

      (ii) the Manager has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under the Underwriting Agreement;

      (iii) no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and

      (iv) subsequent to the date of the most recent financial statements supplied by the Members Equity Parties to the Underwriters or the Representative on behalf of the Underwriters, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Manager and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus.

Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.


                                         By:
                                              --------------------------------
                                         Name:
                                         Title:

                    [OFFICER'S CERTIFICATE OF MEMBERS EQUITY]


Date: ____________, 20[  ]


[Underwriter]
As Representative of the Several Underwriters
[Address]

I, ________________, in my capacity as a __________________ of Members Equity
Bank Pty Limited ("Members Equity"), hereby certify that, to the best of my knowledge after reasonable investigation:

      (i) the representations and warranties of Members Equity in the Underwriting Agreement dated [______], 20[ ] (the "Underwriting Agreement"), among [_____], as representative ("Representative") of the several Underwriters listed in Schedule I to that agreement (the "Underwriters"), ME Portfolio Management Limited, Perpetual Limited,
            in its capacity as trustee of the SMHL Global Fund [   ]-[ ], and
            Members Equity, are true and correct;

      (ii) Members Equity has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under the Underwriting Agreement; and

      (iii) subsequent to the date of the most recent financial statements supplied by the Members Equity Parties to the Underwriters or the Representative on behalf of the Underwriters, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Manager and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus.

      Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.


                                         By:
                                              --------------------------------
                                         Name:
                                         Title:

                                    Exhibit A

                       Opinion of Corrs Chambers Westgarth

                                [TO BE ATTACHED]

                                    Exhibit B

                       Opinion of Corrs Chambers Westgarth

                                [TO BE ATTACHED]

                                   Exhibit C-1

               Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

                                [TO BE ATTACHED]

                                   Exhibit C-2

   10b-5 Negative Assurance Letter of Skadden, Arps, Slate, Meagher & Flom LLP

                                [TO BE ATTACHED]

                                    Exhibit D

               Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

                                [TO BE ATTACHED]

                                    Exhibit E

                     Opinion of [__________________________]

                                [TO BE ATTACHED]

                                    Exhibit F

                              Opinion of Counsel to
                        the U.S.$ Currency Swap Provider

                                [TO BE ATTACHED]

                                    Exhibit G

                              Opinion of Counsel to
                         the Euro Currency Swap Provider

                                [TO BE ATTACHED]

                                   APPENDIX I

              A. LIST OF ASSOCIATES OF THE MEMBERS EQUITY PARTIES

                                [TO BE ATTACHED]

                 B-1. LIST OF ASSOCIATES OF THE ISSUER TRUSTEE

                                [TO BE ATTACHED]